    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 15, 2005
                                                   REGISTRATION NO. ____________

--------------------------------------------------------------------------------



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                              LASERCARD CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                       77-0176309
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                        Identification No.)

       1875 NORTH SHORELINE BLVD
       MOUNTAIN VIEW, CALIFORNIA                               94043-1319
(Address of principal executive offices)                       (Zip Code)



                          EMPLOYEE STOCK PURCHASE PLAN
                             Full title of the plan

             STEVEN G. LARSON                               COPY TO:
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER          STEPHEN M. WURZBURG, ESQ.
          LASERCARD CORPORATION                      PILLSBURY WINTHROP LLP
        1875 NORTH SHORELINE BLVD                     2475 HANOVER STREET
     MOUNTAIN VIEW, CALIFORNIA 94043                  PALO ALTO, CA 94304
              (650) 969-7277                            (650) 233-4500
(Name, address and telephone number of
            agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------- ---------------- ------------------- ------------------- ----------------
                                               AMOUNT TO          PROPOSED            PROPOSED          AMOUNT OF
           TITLE OF SECURITIES                    BE          MAXIMUM OFFERING   MAXIMUM AGGREGATE    REGISTRATION
           TO BE REGISTERED(1)               REGISTERED(2)    PRICE PER SHARE     PRICE PER SHARE          FEE
------------------------------------------- ---------------- ------------------- ------------------- ----------------
Common Stock, $0.01 par value, to be           50,000              $8.59(3)            $429,500            $50.55
issued under the Employee Stock Purchase
Plan.
------------------------------------------- ---------------- ------------------- ------------------- ----------------

(1) The securities to be registered include options and rights to acquire no par value common stock ("Common Stock").
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant's Common Stock on the Nasdaq National Market on February 8, 2005.

------------------------------

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT.

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                                       -2-

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

                       GENERAL INSTRUCTION E INFORMATION
                       ---------------------------------

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        The Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 19, 2001 (File No. 333-540261) is hereby incorporated by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission ("Commission") are hereby incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed on June 16, 2004.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2004, September 30, 2004, and December 31, 2004, filed on August 11, 2004, November 8, 2004, and February 8, 2005, respectively.

        (c) The Registrant's Current Reports on Form 8-K filed on April 15. 2004; December 3, 2004; December 20, 2004; and January 10, 2005.

        (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (e) The description of Registrant's common stock contained in the Registrant's General Form for Registration of Securities on Form 10 filed on June 27, 1972 for such common stock filed under Section 12 of the Exchange Act.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Jerald E. Rosenblum, who is Secretary of the Registrant and of counsel to Pillsbury Winthrop LLP, counsel to the Registrant, owns 9,643 shares of common stock of the Registrant.

ITEM 8. EXHIBITS.

        See Index to Exhibits, which list of exhibits is incorporated herein by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 11th day of February 2005.

                                        LASERCARD CORPORATION


                                        By      /s/ Richard M. Haddock
                                          --------------------------------------
                                                  Richard M. Haddock
                                                Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Richard M. Haddock and Steven G. Larson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                       NAME                                            TITLE                              DATE
                       ----                                            -----                              ----

              /s/ Richard M. Haddock                    Director and Chief Executive Officer       February 11, 2005
---------------------------------------------------        (Principal Executive Officer)
                Richard M. Haddock


               /s/ Steven G. Larson                  Vice President, Finance and Treasurer and     February 11, 2005
---------------------------------------------------      Chief Financial Officer (Principal
                 Steven G. Larson                        Financial and Accounting Officer)


            /s/ Christopher J. Dyball                Director, President and Chief Operating       February 11, 2005
--------------------------------------------------       Officer
              Christopher J. Dyball


              /s/ Arthur H. Hausman                   Director                                     February 11, 2005
---------------------------------------------------
                Arthur H. Hausman


                  /s/ Dan Maydan                      Director                                     February 11, 2005
---------------------------------------------------
                    Dan Maydan


               /s/ Albert J. Moyer                    Director                                     February 11, 2005
--------------------------------------------------
                 Albert J. Moyer


              /s/ William E. McKenna                  Director                                     February 11, 2005
---------------------------------------------------
                William E. McKenna


               /s/ Walter F.Walker                    Director                                     February 11, 2005
---------------------------------------------------
                 Walter F. Walker

                                INDEX TO EXHIBITS

Exhibit
Number        Exhibit
-----------   ------------------------------------------------------------------
 5.1          Opinion of Pillsbury Winthrop LLP
23.1          Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2          Consent of PricewaterhouseCoopers LLP, Independent Registered
                Public Accounting Firm
23.3          Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1)
24.1          Powers of Attorney (see page 3)